Exhibit 10.2

Final Form

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Agreement, this “Agreement”), dated as of January 5, 2022 (the “Effective Date”), is made by and among (i) VPC Impact Acquisition Holdings III, Inc., a Delaware corporation (the “Parent”), (ii) each of the parties listed on Schedule 1 attached hereto (collectively, the “Dave Stockholders” and each, a “Dave Stockholder”), (iii) VPC Impact Acquisition Holdings Sponsor III, LLC, a Delaware limited liability company (the “Sponsor”), and (iv) Peter Offenhauser, Kurt Summers and Janet Kloppenburg (collectively, the “VIH Independent Directors” and each, a “VIH Independent Director” and together with the Sponsor, the “Founder Holders” and each, a “Founder Holder”). Each of Parent, each Dave Stockholder and each Founder Holder may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent has entered into that certain Agreement and Plan of Merger, dated as of June 7, 2021 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Merger Agreement”), by and among Parent, Bear Merger Company I Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”), Bear Merger Company II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”, and together with First Merger Sub, the “Merger Subs”) and Dave, Inc., a Delaware corporation (the “Company”);

WHEREAS, pursuant to the Merger Agreement, (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger (Second Merger Sub, in its capacity as the surviving company of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, in connection with the consummation of the Mergers, Parent will adopt that certain Second Amended and Restated Certificate of Incorporation of Parent (as it may be further amended, supplemented or restated from time to time in accordance with the terms thereof, the “Parent Charter”) and adopt the Amended and Restated Bylaws of Parent (as it may be further amended, supplemented or restated from time to time in accordance with the terms thereof, the “Parent Bylaws”), pursuant to which, among other things, Parent will establish a dual-class structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Parent Charter and Parent Bylaws, and a newly established Class V Common Stock, which will carry such economic and voting rights as set forth in the Parent Charter and Parent Bylaws;

WHEREAS, Parent and the Founder Holders entered into that certain Registration Rights Agreement, dated as of March 4, 2021 (the “Original RRA”);

WHEREAS, in connection with the execution of this Agreement, Parent and the Founder Holders desire to terminate the Original RRA and replace it with this Agreement; and

WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to Parent, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Parent has a bona fide business purpose for not making such information public.

“Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of Parent or any of its Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the board of directors of Parent.

“Chosen Courts” shall have the meaning set forth in Section 4.9(b).

“Class A Common Stock” shall mean, the shares of Class A common stock, par value $0.0001 per share, of Parent, including (a) any such shares of Class A common stock issuable upon the exercise of any warrant or other right to acquire such shares of Class A common stock and (b) any Equity Securities of Parent that are issued or distributed or may be issuable with respect to such shares of Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, amalgamation, exchange, reclassification, recapitalization or other similar transaction.

“Class V Common Stock” shall mean, the shares of Class V common stock, par value $0.0001 per share, of Parent, including (a) any such shares of Class V common stock issuable upon the exercise of any warrant or other right to acquire such shares of Class V common stock and (b) any Equity Securities of Parent that are issued or distributed or may be issuable with respect to such shares of Class V common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, amalgamation, exchange, reclassification, recapitalization or other similar transaction.

“Common Stock” shall mean shares of Class A Common Stock and shares of Class V Common Stock, including any shares of Class A Common Stock and/or shares of Class V Common Stock issuable upon the exercise of any warrant or other right to acquire shares of Class A Common Stock and/or shares of Class V Common Stock.

“Controlled Entity” shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing or general partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the sole manager or managing member or appoints a majority of the board of managers or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

“Dave Stockholder Lock-Up Period” shall mean the period starting on the Closing Date and ending on the six (6)-month anniversary of the Closing Date.

“Dave Stockholder Lock-Up Shares” shall mean, with respect to a Dave Stockholder, the Equity Securities of Parent, including shares of Class A Common Stock and/or shares of Class V Common Stock, Beneficially Owned or otherwise held, directly or indirectly, by such Dave Stockholder.

“Dave Stockholders” shall have the meaning set forth in the Preamble.

“Demanding Holders” shall have the meaning set forth in Section 2.1(c).

“Effective Date” shall have the meaning set forth in the Preamble.

“Equity Securities” shall mean, with respect to any Person, any shares of capital stock or equity of (or other ownership or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, options or other rights for the purchase or acquisition from such Person of such shares of capital stock or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and any other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” shall mean, with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“First Merger” shall have the meaning set forth in the Recitals.

“First Merger Sub” shall have the meaning set forth in the Recitals.

“Form S-1 Shelf” shall have the meaning set forth in Section 2.1(a).

“Form S-3 Shelf” shall have the meaning set forth in Section 2.1(a).

“Founder Holder” shall have the meaning set forth in the Preamble.

“Founder Holder Lock-Up Period” shall mean the period starting on the Closing Date and ending on the earliest to occur of (i) the twelve (12)-month anniversary of the Closing Date; (ii) the date, which is on or after the one hundred fifty (150)-day anniversary of the Closing Date, on which the Common Share Price is equal to or greater than twelve dollars ($12.00) for any thirty (30)-trading day period commencing on or after the one hundred fifty (150)-day anniversary of the Closing Date; and (iii) the date on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders of Parent having the right to exchange their shares of Common Stock for cash, securities or other property.

“Founder Holder Lock-Up Shares” shall mean, with respect to a Founder Holder, the Equity Securities of Parent, including the shares of Class A Common Stock, Beneficially Owned or otherwise held, directly or indirectly, by such Founder Holder; provided that, notwithstanding anything herein to the contrary, in no event shall the Private Placement Lock-Up Shares or any shares of Class A Common Stock purchased by a Founder Holder in any Redemption Alternative Financing be deemed or considered “Founder Holder Lock-Up Shares” for purposes of this Agreement.

“Holder” shall mean any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 4.1.

“Holder Information” shall have the meaning set forth in Section 2.10(b).

“Initial Board” shall mean Board immediately following the consummation of the Mergers.

“Insider Letter” shall mean that certain letter agreement, dated as of March 4, 2021, by and among Parent, the Founder Holders and the officers and directors of Parent party thereto, as may be amended, restated, supplemented or otherwise modified from time to time.

“Lock-Up Period” shall mean the Dave Stockholder Lock-Up Period, the Private Placement Lock-Up Period and the Founder Holder Lock-Up Period, as applicable.

“Lock-Up Shares” shall mean the Dave Stockholder Lock-Up Shares, the Private Placement Lock-Up Shares and the Founder Holder Lock-Up Shares, as applicable.

“Maximum Number of Securities” shall have the meaning set forth in Section 2.1(e).

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Mergers” shall have the meaning set forth in the Recitals.

“Merger Subs” shall have the meaning set forth in the Recitals.

“Minimum Takedown Threshold” shall have the meaning set forth in Section 2.1(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that Parent’s directors may have in such capacity) necessary to cause such result, including (a) calling annual or special meetings of stockholders, (b) appearing at any annual or special meeting of the stockholders of Parent or otherwise causing all shares of Common Stock to be counted as present thereat for purposes of calculating a quorum, (c) voting or providing a written consent or proxy, if applicable, in each case, with respect to shares of Common Stock, (d) voting in favor of the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (e) executing agreements and instruments, (f) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, (g) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of Parent and (h) supporting such Persons for election in a manner no less favorably than all other director nominees.

“NewCo” shall have the meaning set forth in Section 4.3.

“NYSE” shall mean the New York Stock Exchange.

“Organizational Documents” shall mean the Parent Charter and Parent Bylaws.

“Original RRA” shall have the meaning set forth in the Recitals.

“Party” shall have the meaning set forth in the Preamble.

“Permitted Transferee” shall mean, with respect to any Person, (a) any Sponsor Member, (b) any Family Member of such Person or of a Sponsor Member, (c) any Affiliate of such Person or any Sponsor Member, (d) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (d) who operates or engages in a business which competes with the business of Parent or any of its Subsidiaries) and (e) any Controlled Entity of such Person.

“Permitted Transfer” shall have the meaning set forth in the Parent Charter.

“Piggyback Registration” shall have the meaning set forth in Section 2.2(a).

“Private Placement Lock-Up Period” shall mean the Private Placement Warrants Lock-Up Period (as defined in the Insider Letter).

“Private Placement Lock-Up Shares” shall mean the Sponsor Warrants and any Class A Common Stock resulting from the exercise of any Sponsor Warrant.

“Prospectus” shall mean the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Bylaws” shall have the meaning set forth in the Recitals.

“Parent Charter” shall have the meaning set forth in the Recitals.

“Registrable Securities” shall mean at any time (a) any shares of Class A Common Stock (including, without limitation, shares of Class A Common Stock held by the Founder Holders and shares of Class A Common Stock that comprise Founder Holder Earnout Shares and/or Founder Holder Contingent Closing Shares (whether or not earned as of such date)), (b) any Sponsor Warrants or any shares of Class A Common Stock issued or issuable upon the exercise thereof, and (c) any Equity Securities of Parent or any Subsidiary of Parent that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, amalgamation, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by Parent on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities for purposes of Article II to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of Article II hereof (other than the Founder Holders in their capacity as Holders), the Holder thereof, together with its, his or her Permitted Transferees and its, his or her respective Transferees pursuant to a Permitted Transfer, Beneficially Owns less than one percent (1%) of the shares of Class A Common Stock that are outstanding at such time and (ii) such shares of Class A Common Stock are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to be provided by counsel to Parent to such effect, addressed, delivered and acceptable to Parent’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such shares of Class A Common Stock) is not, and has not been at any time during the nintey (90) days immediately before the date of such opinion, an Affiliate of Parent except with respect to any control determined to be established under this Agreement), as reasonably determined by Parent, upon the advice of counsel to Parent.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registration Expenses” shall mean the expenses of a Registration or other Transfer pursuant to the terms of this Agreement, including the following:

(a) all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);

(b) all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) all printing, messenger, telephone and delivery expenses;

(d) all fees and disbursements of counsel for Parent;

(e) all fees and disbursements of all independent registered public accountants of Parent incurred in connection with such Registration or Transfer, including the expenses of any special audits and/or comfort letters required or incident to such performance and compliance;

(f) reasonable out-of-pocket fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Holders participating in such other Registration or Transfer;

(g) the costs and expenses of Parent relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders); and

(h) any other fees and disbursements customarily paid by the issuers of securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, managers, investment managers, partners, principals, investors, members, equityholders, employees, agents, attorneys, accountants, actuaries, insurers, financing sources, consultants, representatives, agents or financial or other advisors or other Person acting on behalf of such Person.

“Requesting Holder” shall mean any Holder requesting piggyback rights pursuant to Section 2.2 with respect to an Underwritten Shelf Takedown.

“Requisite Dave Stockholders” shall mean the Dave Stockholders that hold shares of Common Stock representing at least a majority of the voting power held by all Dave Stockholders as of the applicable time of determination.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Merger” shall have the meaning set forth in the Recitals.

“Second Merger Sub” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Stockholder” shall mean any holder of (a) any shares of Class A Common Stock and/or shares of Class V Common Stock (including, without limitation, shares of Class A Common Stock held by the Founder Holders and shares of Class A Common Stock that comprise Founder Holder Earnout Shares and/or Founder Holder Contingent Closing Shares (whether or not earned as of such date)), (b) any warrants or any shares of Class A Common Stock and/or shares of Class V Common Stock issued or issuable upon the exercise thereof, and (c) any Equity Securities of Parent or any Subsidiary of Parent that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, amalgamation, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case who is a Party to, or who succeeds to rights under, this Agreement pursuant to Section 4.1.

“Shelf” shall have the meaning set forth in Section 2.1(a).

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning set forth in the Preamble.

“Sponsor Director” shall mean the director on the Initial Board nominated by Sponsor. For the avoidance of doubt, the Sponsor Director is Brendan Carroll.

“Sponsor Member” shall mean any direct or indirect equityholder of Sponsor.

“Sponsor Warrants” shall mean the warrants to initially purchase 5,100,214 shares of Class A Common Stock for a purchase price of $1.50 per warrant issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of March 4, 2021, by and among the Sponsor and Parent.

“Subscription Agreements” shall mean those certain Subscription Agreements, dated as of June 7, 2021, by and between Parent and the PIPE Investors in the PIPE Investment.

“Subsequent Shelf Registration” shall have the meaning set forth in Section 2.1(b).

“Third-Party Purchaser” shall mean any Person who, immediately prior to the contemplated transaction, does not Beneficially Own or directly or indirectly have the right to acquire any outstanding shares of Common Stock.

“Total Number of Directors” shall mean the total number of directors comprising the Board from time to time.

“Transfer” shall mean, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition (whether by operation of law or otherwise) and, when used as a verb, to voluntarily or involuntarily, transfer, sell, pledge or hypothecate or otherwise dispose of (whether by operation of law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” shall mean any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” shall mean a Registration in which securities of Parent are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning set forth in Section 2.1(c).

“VIH Independent Director” shall have the meaning set forth in the Preamble.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” shall have the meaning set forth in Section 2.1(f).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder;

(d) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation”;

(e) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement;

(f) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(g) the word “or” shall be construed to mean “and/or” and the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction;

(h) the phrase “to the extent” shall be construed to mean “the degree by which”;

(i) any determination of date or time shall be based on Pacific Standard Time of the United States.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Filing. Parent shall file, within thirty (30) calendar days after the Closing Date or such other earlier date as is required in accordance with any Subscription Agreements, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if Parent is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. Parent shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than sixty (60) calendar days

(or ninety (90) calendar days if the SEC notifies Parent that it will “review” the Shelf) after the initial filing thereof or such other earlier date as is required in accordance with any Subscription Agreements. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. Parent shall maintain the Shelf in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event Parent files a Form S-1 Shelf, Parent shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after Parent is eligible to use Form S-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, Parent shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, Parent shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if Parent is a Well-Known Seasoned Issuer at the time of such filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that Parent is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, Parent, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at Parent’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement.

(c) Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that Parent shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to Parent, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Holder, subject to the proviso in the first sentence of this Section 2.1(c). For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades; provided that other Holders of Registrable Securities shall have to exercise any piggy-back rights, subject in all cases, to Article III (pro rata based on the respective then-ownership of Registrable Securities of each such Holder) on any such block trade no later than twenty four (24) hours following receipt of any written notice regarding such block trade, which notice shall contain a summary of all material terms of such block trade, to the extent then known.

(d) Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown Request (but in no event more than three (3) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, Parent shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity, subject to the provisions of Article III, to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (each a “Requesting Holder”). Parent shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which Parent has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Requesting Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on the Requesting Holder; provided that each such Requesting Holder that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Requesting Holder of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Requesting Holder’s election to participate, as specified in such Requesting Holder’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2.1(d) shall be determined by the Demanding Holders.

(e) Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise Parent, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that Parent desires to sell and all other shares of Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Parent shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other Equity Securities that Parent desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other Equity Securities of other Persons that Parent is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f) Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to Parent and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by Parent; provided that a Holder not so withdrawing may elect to have Parent continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Holder. Following the receipt of any Withdrawal Notice, Parent shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 2.1(f).

(g) Long-Form Demands. Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, each Holder may demand that Parent file a Registration Statement on Form S-1 (or on Form S-3 if available) for the purpose of conducting an Underwritten Offering of any or all of such Holder’s Registrable Securities. Parent shall file such Registration Statement within thirty (30) calendar days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within sixty (60) calendar days of filing (or ninety (90) calendar day if the SEC notifies Parent that it will “review” the Shelf). The provisions of Section 2.1(c), Section 2.1(e) and Section 2.1(f) shall apply to this Section 2.1(g) as if a demand under this Section 2.1(g) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 2.1(g), such withdrawal must be received by Parent prior to Parent having publicly filed a Registration Statement pursuant to this Section 2.1(g).

Section 2.2 Piggyback Registration.

(a) Piggyback Rights. If Parent or any Holder proposes to conduct a registered offering of, or if Parent proposes to file a Registration Statement under the Securities Act with respect to an offering of, Equity Securities of Parent or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities of Parent, for its own account or for the account of stockholders of Parent (or by Parent and by the stockholders of Parent including an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Parent’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of Parent, or (iv) for a dividend reinvestment plan, then Parent shall give written notice of such proposed offering to all Holders as soon as practicable but not less than four (4) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three (3) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Parent shall cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Parent included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 2.6 below.

(b) Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises Parent and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock or other Equity Securities that Parent desires to sell, taken together with (i) the shares of Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders hereunder and (ii) the shares of Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to Section 2.2, exceeds the Maximum Number of Securities, then:

(i) If the Registration is initiated and undertaken for Parent’s account, Parent shall include in any such Registration (A) first, the shares of Common Stock or other Equity Securities that Parent desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of Parent, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Registration is pursuant to a request by Persons other than the Holders, then Parent shall include in any such Registration (A) first, the shares of Common Stock or other Equity Securities, if any, of such requesting Persons, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other Equity Securities that Parent desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other Equity Securities, if any, for the account of other Persons that Parent is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 2.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 2.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that Parent has given written notice of a Piggyback Registration to all Holders pursuant to Section 2.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 2.1(e), instead of this Section 2.2(b).

(c) Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Parent and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. Parent (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Agreement, Parent shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d) Notwithstanding anything herein to the contrary, this Section 2.2 shall not apply (i) for any Holder or Party, prior to the expiration of the Lock-Up Period in respect of such Holder or Party or (ii) to any Shelf Takedown irrespective of whether such Shelf Takedown is an Underwritten Shelf Takedown or not an Underwritten Shelf Takedown.

Section 2.3 Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of Parent, each Holder that holds more than five percent (5%) of the issued and outstanding shares of Common Stock, agrees that it shall not Transfer (other than a Permitted Transfer) any shares of Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of Parent, during the seven (7) calendar days prior (to the extent notice of such Underwritten Offering has been provided) to and the ninety (90)-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 2.3 with respect to an Underwritten Offering unless each Holder that holds at least five percent (5%) of the issued and outstanding shares of Common Stock and each of Parent’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 2.4 General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which Parent’s Equity Securities are then listed, each as interpreted by Parent with the advice of its counsel, Parent shall use its reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto Parent shall, as expeditiously as possible:

(a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by Parent or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(d) prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Parent are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i) notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 2.7;

(j) permit Representatives of the Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause Parent’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to Parent, prior to the release or disclosure of any such information;

(k) obtain a “cold comfort” letter, and a bring-down thereof, from Parent’s independent registered public accountants in the event of an Underwritten Offering which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing Parent for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Holders;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o) if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, fifty million dollars ($50,000,000), use its commercially reasonable efforts to make available senior executives of Parent to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration.

Section 2.5 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Parent. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities (including all reasonable fees and expenses of any legal counsel representing such Holders (to the extent such counsel is not also representing Parent, as determined in accordance with clause (f) of the definition of “Registration Expenses”)), such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 2.6 Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, if any Holder does not provide Parent with its requested Holder Information, Parent may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if Parent determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of Parent pursuant to a Registration under this Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by Parent in the case of an Underwritten Offering initiated by Parent, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1(c) and Section 2.4(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 2.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 2.7 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Parent that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and Parent hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by Parent that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Parent to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Parent for reasons beyond Parent’s control, Parent may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any twelve (12)-month period, determined in good faith by Parent to be necessary for such purpose. In the event Parent exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. Parent shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.7.

Section 2.8 Reporting Obligations. As long as any Holder shall own Registrable Securities, Parent, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Parent after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 2.8.

Section 2.9 Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 3 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, Parent shall, subject to applicable Law, as interpreted by Parent with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, Parent shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that Parent shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 2.10 Indemnification and Contribution.

(a) Parent agrees to indemnify and hold harmless each Holder, its officers, managers, investment managers, directors, trustees, partners, investors, principals, equityholders, predecessors, successors, assigns, beneficiaries, Affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this Article II or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by Parent of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, investment managers, directors, trustees, partners, investors, principals, equityholders, predecessors, successors, assigns, beneficiaries, Affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, Parent will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to Parent by or on behalf of such Holder expressly for use therein. Parent shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless Parent, its directors, officers, employees, equityholders, Affiliates and agents and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of Parent.

(c) Any Person entitled to indemnification under this Section 2.10 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may only consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.

(d) The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e) If the indemnification provided in this Section 2.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.10(a), 2.10(b) and 2.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 2.1(f) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2.1(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.1(f) from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.11 Other Registration Rights. Other than the registration rights set forth in the Original RRA and in the Subscription Agreements, Parent represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Agreement, has any right to require Parent to register any securities of Parent for sale or to include such securities of Parent in any Registration Statement filed by Parent for the sale of securities for its own account or for the account of any other Person. Further, each of Parent and each Founder Holder represents and warrants that this Agreement supersedes any other registration rights agreement or agreement (including the Original RRA), other than the Subscription Agreements.

Section 2.12 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, Parent covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, Parent will deliver to such Holder a written statement as to whether Parent has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 2.13 Term. Article II shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 2.10 shall survive any such termination with respect to such Holder.

Section 2.14 Holder Information. Each Holder agrees, if requested in writing by Parent, to represent to Parent the total number of Registrable Securities held by such Holder in order for Parent to make determinations under this Agreement, including for purposes of Section 2.12. Other than the Dave Stockholders and the Founder Holders, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives Parent a representation in writing of the number of Registrable Securities it holds.

Section 2.15 Termination of Original RRA. Upon the Closing, Parent and each Founder Holder hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 2.16 Distributions.

(a) In the event that the Sponsor distributes all or any of its Registrable Securities to one or more Sponsor Members, the Sponsor Members shall be treated (together with Sponsor, to the extent the Sponsor then directly holds any Registrable Securities) as the Sponsor under this Agreement; provided that such Sponsor Members (and, to the extent the Sponsor then directly holds any Registrable Securities, the Sponsor), taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b) Notwithstanding anything herein to the contrary, a distribution for purposes of this Section 2.16 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsor.

Section 2.17 Adjustments. If there are any changes in the shares of Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, amalgamation, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the shares of Common Stock as so changed.

ARTICLE III

LOCK-UP

Section 3.1 Lock-Up.

(a) Except as permitted by Section 3.2, no Dave Stockholder shall Transfer (other than a Permitted Transfer), or make a public announcement of any intention to Transfer (other than a Permitted Transfer), any Dave Stockholder Lock-Up Shares during the Dave Stockholder Lock-Up Period.

(b) Except as permitted by Section 3.2, the Sponsor shall not Transfer, or make a public announcement of any intention to Transfer, any Private Placement Lock-Up Shares during the Private Placement Lock-Up Period.

(c) Except as permitted by Section 3.2, no Founder Holder shall Transfer, or make a public announcement of any intention to Transfer, any Founder Holder Lock-Up Shares during the Founder Holder Lock-Up Period.

Section 3.2 Permitted Transfers.

(a) No prohibition in Section 3.1 shall apply to: (i) Transfers permitted by Section 3.2(b) (except as otherwise provided in Section 3.2(c)); (ii) Transfers by any Dave Stockholder following the expiration of the Dave Stockholder Lock-Up Period; (iii) Transfers of the Private Placement Lock-Up Shares by the Sponsor following the expiration of the Private Placement Lock-Up Period; (iv) Transfers by any Founder Holder following the expiration of the Founder Holder Lock-Up Period; or (v) or a Permitted Transfer.

(b) Notwithstanding anything to the contrary contained in this Agreement (including Section 3.1), subject to Section 3.2(c), during the Lock-Up Period applicable to such Stockholder, each Dave Stockholder and each Founder Holder may Transfer, without the consent of any other Party, any of such Stockholder’s Lock-Up Shares:

(i) to any of such Stockholder’s Permitted Transferees; provided that, in respect of Transfers to a Family Member or an Affiliate of a Family Member of such Stockholder (other than pursuant to Section 3.2(b)(iii)), no consideration is paid by such Family Member or such Affiliate of a Family Member and such Transfer is conditioned on the receipt by Parent of an undertaking by such Family Member or Affiliate of a Family Member to Transfer such Lock-Up Shares back to the applicable Transferor if such Family Member or Affiliate of a Family Member ceases to be a Family Member or an Affiliate of a Family Member of such Transferor;

(ii) pursuant to any liquidation, merger, amalgamation, stock exchange or other similar transaction of Parent with a Third-Party Purchaser that results in all of Parent’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and a change in control of Parent that has been approved by the board of directors of Parent;

(iii) in the case of a Stockholder that is a natural person, upon death of such Stockholder by will or other instrument taking effect at the death of such Stockholder or by applicable Laws of descent and distribution to such Stockholder’s Family Members; or

(iv) in accordance with any Permitted Transfer.

(c) In respect of any Transfers (other than a Permitted Transfer) permitted by Section 3.2(b)(i) or Section 3.2(b)(iii), (i) the applicable Transferee shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering to Parent a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor (including, for the avoidance of doubt, the restrictions in Section 3.1)) for all purposes of this Agreement, and such Transfer shall not be recognized unless and until such joinder is executed and delivered to Parent, (ii) prior written notice of such Transfer shall be given to Parent, the Sponsor and the Requisite Dave Stockholders, and (iii) the applicable Transferee shall not be permitted to further Transfer such Lock-Up Shares without compliance with the provisions of this Agreement that are applicable to the initial Transferor. For the avoidance of doubt, in connection with any Transfer of Lock-Up Shares pursuant to Section 3.2(b)(i) or Section 3.2(b)(iii), the restrictions and obligations contained in this Article III shall continue to apply to such Lock-Up Shares for the Lock-Up Period applicable to the initial Transferor.

Section 3.3 Miscellaneous Provisions Relating to Transfers.

(a) Parent shall place customary restrictive legends on the certificates or book entries representing the Equity Securities subject to this Agreement (including the Lock-Up Shares), in addition to any legends required by applicable Law, and remove such restrictive legends at the time the restrictions and obligations contemplated hereby are no longer applicable to Equity Securities represented by such certificates or book entries.

(b) Any attempt to Transfer any Lock-Up Shares that is not in compliance with this Agreement shall be null and void ab initio, and Parent shall not, and shall cause any transfer agent not to, give any effect in Parent’s stock records to such attempted Transfer and the purported Transferee in any such purported Transfer shall not be treated as the owner of such Lock-Up Shares for any purposes of this Agreement.

(c) Notwithstanding any other provision of this Agreement, each of the Parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, the Equity Securities of Parent (including the Lock-Up Shares), in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable Securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC, and, as applicable, the Organizational Documents.

Section 3.4 Other Lock-Up Restrictions. Each of Parent and each Founder Holder hereby acknowledge and agree that, pursuant to the Founder Holder Agreement, this Article III supersedes Section 7(a) of the Insider Letter, and all other sections of the Insider Letter only to the extent such sections relate to Section 7(a) of the Insider Letter, in all respects, and, upon execution of this Agreement by each of Parent and each Founder Holder, the Insider Letter shall be deemed amended to remove its Section 7(a), and all references related thereto.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted pursuant to this Agreement, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of the Requisite Dave Stockholders and the Sponsor. Any such assignee may not again assign those rights, other than in accordance with this Article IV. Any attempted assignment of rights or obligations in violation of this Article IV shall be null and void.

(b) Notwithstanding anything to the contrary contained in this Agreement (other than the succeeding sentence of this Section 4.1(b)), (i) prior to the expiration of the Lock-Up Period applicable to such Stockholder, no Stockholder may Transfer such Stockholder’s rights or obligations under this Agreement in connection with a Transfer (other than a Permitted Transfer) of such Stockholder’s Equity Securities in Parent, in whole or in part, except in connection with a Transfer pursuant to Section 3.2; and (ii) after the expiration of the Lock-Up Period applicable to such Stockholder, a Stockholder may Transfer such Stockholder’s rights or obligations under this Agreement in connection with a Transfer of such Stockholder’s Equity Securities in Parent, in whole or in part, to (x) any of such Stockholder’s Permitted Transferees pursuant to Section 3.2, or (y) any Person with the prior written consent of Parent; provided that the foregoing shall not apply to any Permitted Transfer. Any Transferee of Equity Securities of Parent (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 4.1(b) shall be required, at the time of and as a condition to such Transfer (including any Transferee pursuant to a Permitted Transfer), to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor (including, for the avoidance of doubt, the restrictions in Section 3.1)) for all purposes of this Agreement. No Transfer of Equity Securities of Parent by a Stockholder shall be registered on Parent’s books and records, and such Transfer of Equity Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and Parent is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

(c) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives (including their respective Permitted Transferees), but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives (including Permitted Transferees) pursuant to the terms of this Agreement.

(d) Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective permitted successors, assigns, heirs and representatives (including their respective Permitted Transferees), any rights or remedies under this Agreement or otherwise create any third-party beneficiary hereto.

Section 4.2 Termination. Article II of this Agreement shall terminate as set forth in Section 2.13. Except for Section 2.10 and this Article IV, the remainder of this Agreement shall terminate automatically (without any action by any Party) as to any Stockholder at such time as such Stockholder, its Permitted Transferees and its Transferees pursuant to a Permitted Transfer no longer Beneficially Own or otherwise hold any Equity Securities of Parent.

Section 4.3 Spin-Offs or Split-Offs. In the event that Parent effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including, without limitation, by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and the Parties will receive Equity Securities in any such NewCo as part of such separation, Parent shall cause any such NewCo to enter into an investor rights agreement with the Parties that provides the Parties with rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 4.4 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 4.5 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with the Exhibit and Schedule to this Agreement, the Merger Agreement, all other Transaction Agreements and the Insider Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by (i) Parent, (ii) for so long as the Dave Stockholders, their respective Permitted Transferees and their respective Transferees pursuant to a Permitted Transfer continue to Beneficially Own or otherwise hold shares of Common Stock, the Requisite Dave Stockholders, (iii) for so long as the Founder Holders or their respective Permitted Transferees continue to Beneficially Own or otherwise hold shares of Common Stock, the Sponsor, and (iv) to the extent none of the Dave Stockholders, the Founder Holders, their respective Permitted Transferees and their respective Transferees pursuant to a Permitted Transfer continue to Beneficially Own or otherwise hold shares of Common Stock, the Holders of a majority of the Registrable Securities; provided, however, that any such amendment, supplement or modification (x) that materially and adversely changes the rights or obligations of any Stockholder party hereto in a manner that is disproportionate to all other Stockholders shall require the prior written consent of such Stockholder and (y) to Section 2.10 or this Article IV shall require the prior written consent of the Sponsor and the Requisite Dave Stockholders; provided, further, that, except as set forth in the immediately preceding clause (y), a provision that has terminated with respect to a Party shall not require any consent of such Party with respect to amending, supplementing or modifying such provision.

(c) No failure or delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver of any provision or default under, nor consent to any exception to, this Agreement shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver or consent and then only to the specific purpose, extent and instance so provided; provided that, notwithstanding the foregoing, no waiver of any provision or default under, nor any consent to any exception to, the terms and provisions of Article II or Article III shall be effective unless in writing and signed by each of (i) Parent, (ii) for so long as the Dave Stockholders, their respective Permitted Transferees and their respective Transferees pursuant to a Permitted Transfer continue to Beneficially Own or otherwise hold shares of Common Stock, the Requisite Dave Stockholders, (iii) for so long as the Founder Holders or their respective Permitted Transferees continue to Beneficially Own or otherwise hold shares of Common Stock, the Sponsor, and (iv) if such Party is not already required to sign pursuant to the foregoing clauses (i) through (iii), the Party asserted to have granted such waiver or consent.

Section 4.6 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection herewith or contemplated hereby may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. The Parties agree that the delivery of this Agreement and each other document executed in connection herewith or as contemplated hereby, may be effected by means of an exchange and release of electronically transmitted signatures (including by electronic mail in. pdf format). Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 4.7 Further Assurances. Each Party to this Agreement shall cooperate and take such action as may be reasonably requested by another Party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.8 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other communication hereunder shall be sent in writing, addressed as specified below, and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received), (c) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, postage pre-paid and return receipt requested. Notices (i) if being sent to a Stockholder, shall be sent to the address of such Stockholder set forth in Parent’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to another Party, shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the other Parties in accordance with these notice provisions:

if to Parent, to:

Dave Inc.
1265 South Cochran Avenue
Los Angeles, California 90019
Attention:	Jason Wilk John Ricci
E-mail:

with a copy (which shall not constitute notice) to:

Victory Park Management, LLC
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606
Attention:	Scott Zemnick
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention:	Raymond Bogenrief
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
631 Wilshire Blvd, Suite 2-C
Santa Monica, CA 90401
Attention:	Josh Pollick Hari Raman Albert W. Vanderlaan
E-mail:	jpollick@orrick.com hraman@orrick.com avanderlaan@orrick.com if to the Founder Holders, to:

Victory Park Management, LLC
c/o VPC Impact Acquisition Holdings Sponsor III, LLC
150 North Riverside Plaza, Suite 5200
Chicago, Illinois 60606
Attention:	Scott Zemnick
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention:	Raymond Bogenrief
Facsimile:
E-mail:

if to any other Party, to: the address of such Party set forth on its signature page hereto or on its signature page to a joinder hereto.

Section 4.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any Law, rule, provision, procedure or principles (including any conflict of laws principles, Laws, rules, provisions or procedures) which would cause or permit the application of the Laws, rules, provisions, procedures or principles of any jurisdiction other than the State of Delaware.

(b) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the U.S. federal courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the U.S. District Court for the District of Delaware; provided, further, that if the U.S. District Court for the District of Delaware declines jurisdiction or if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the Delaware state courts, such Legal Proceeding shall be heard in, and each of the Parties irrevocably consents to the exclusive jurisdiction and venue of, the Delaware state courts located in Wilmington, Delaware (together with the U.S. District Court for the District of Delaware and the Court of Chancery of the State of Delaware, the “Chosen Courts”) in connection with any matter based upon or arising out of this Agreement. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in the Chosen Courts; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by laws of the State of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.8, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 4.9, any Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 4.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 4.11 Subsequent Acquisition of Shares. Each Stockholder agrees that any other Equity Securities of Parent which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise (other than in respect of the exercise of any Sponsor Warrants) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 4.12 Headings and Captions; Rules of Construction. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 4.13 Legends. Each of the Stockholders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities or other Equity Securities of Parent Beneficially Owned by such Stockholder may be made except in compliance with applicable Securities Laws and (ii) Parent shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities or other Equity Securities of Parent represented by such certificates or book entries.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SPONSOR:

VPC IMPACT ACQUISITION HOLDINGS
SPONSOR III, LLC

By:	Victory Park Management, LLC
Title:	Manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

TCG DIGITAL, LLC

By:	/s/ Mike Kerns
Name: Mike Kerns
Title: President

NOTICE INFORMATION:

TCG Digital, LLC

Attention: Corporate Legal Department

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ CHARLES S. PAUL
Name: CHARLES S. PAUL

NOTICE INFORMATION:

Enter Your Address

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ DAN PRESTON
Name: DAN PRESTON

NOTICE INFORMATION:

n/a

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ JASON WILK
Name: JASON WILK

NOTICE INFORMATION:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

JAK II LLC

By: /s/ Jonathan A. Kraft
Name: Jonathan A. Kraft
Title: Vice President

NOTICE INFORMATION:

Enter your address

Attention: William Scalzulli

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ KYLE BEILMAN
Name: KYLE BEILMAN

NOTICE INFORMATION:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ MARK CUBAN
Name: MARK CUBAN

NOTICE INFORMATION:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

NORWEST VENTURE PARTNERS XIV, LP

By:	/s/ Parker Barrile
Name: Parker Barrile
Title: Partner

NOTICE INFORMATION:

Attention: Bill Myers, General Counsel

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ PARAS CHITRAKAR
Name: PARAS CHITRAKAR

NOTICE INFORMATION:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

By:	/s/ PARKER BARRILE
Name: PARKER BARRILE

NOTICE INFORMATION:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

RADICAL INVESTMENTS LP
By: Radical Investments Management LLC,
its general partner

By:	/s/ Robert Hart
Name:	Robert Hart
Title:	Senior Executive Vice President

NOTICE INFORMATION:

Attention: President

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

SECTION 32 FUND I, LP
SECTION 32 FUND GP 1, LLC, ITS GENERAL PARTNER

By:	/s/ Nina Labatt
Name: Nina Labatt
Title: COO & CFO

NOTICE INFORMATION:

Attention: Nina Labatt

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Election and Cancellation Agreement as of the date first written above.

NOTEHOLDER

SV ANGEL VI, L.P.

By:	/s/ Robert Pollak
Name: Robert Pollak
Title: General Partner
Address:

[Signature Page to Election and Cancellation Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

SV ANGEL VI LP

By:	/s/ Robert Pollak
Name: Robert Pollak
Title: General Partner

NOTICE INFORMATION:

Attention:

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

THE JONATHAN A. KRAFT 1996 FAMILY TRUST

By:	/s/ Jonathan A. Kraft
Name: Jonathan A. Kraft
Title: Vice President

NOTICE INFORMATION:

Enter your address

Enter your address

Attention: William Scalzulli

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DAVE STOCKHOLDER:

TWO R LLC

By:	/s/ Robert Kraft
Name: Robert Kraft
Title:

NOTICE INFORMATION:

Enter your address

Enter your address

Attention: William scalzulli

Email:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

SPONSOR:

VPC IMPACT ACQUISITION HOLDINGS SPONSOR III, LLC

By:	Victory Park Management, LLC
Title:	Manager

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

VPC INDEPENDENT DIRECTORS:

By:	/s/ Peter Offenhauser
Name:	Peter Offenhauser

By:	/s/ Kurt Summers
Name:	Kurt Summers

By:	/s/ Janet Kloppenburg
Name:	Janet Kloppenburg

[Signature Page to Investor Rights Agreement]

EXHIBIT A

FORM OF JOINDER

(See attached)

Exhibit A to Investor Rights Agreement

JOINDER

THIS JOINDER (this “Joinder”) to the Investor Rights Agreement, made as of                         , is between                      (“Transferor”) and                      (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring                      [Registrable Securities/Class A Common Stock/Class V Common Stock] (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of [●], 2021, among [VPC Impact Acquisition Holdings III, Inc.] (the “Parent”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4 Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 4.8 of the Investor Rights Agreement.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.

Section 1.6 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEROR:

Print
Name:

By:

Name:

Title:

[Signature Page to Joinder]

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEREE:

Print
Name:

By:

Name:

Title:

Address for Notices:

Attention:

Facsimile:

E-mail:

[Signature Page to Joinder]